ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Announces Second Quarter 2025 Financial Results

Second Quarter Financial Highlights:

•
Total revenues decreased $6.9 million year over year to $481.2 million but increased $58.2 million sequentially versus the first quarter of 2025
•
Construction Equipment and Master Distribution revenues increased $10.0 million year over year to a combined $321.6 million, while Material Handling revenues decreased $14.9 million year over year to $160.7 million
•
New and used equipment revenues increased 5.6% year over year to $265.6 million for the quarter
•
Service gross profit percentage increased 40 basis points year over year to 59.8%
•
Selling, general and administrative expenses reduced by $12.2 million year over year
•
Net loss available to common stockholders of $(6.8) million
•
Basic and diluted net loss per share of $(0.21)
•
Adjusted basic and diluted pre-tax net loss per share* of $(0.11)
•
Adjusted EBITDA* increased $14.9 million sequentially to $48.5 million

Livonia, MI. – August 7, 2025 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta”, "we", "our" or the “Company”), a leading provider of premium material handling, construction and environmental processing equipment and related services, today announced financial results for the second quarter ended June 30, 2025.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “Our business, as expected, produced a notable sequential increase from the first quarter results as our customer base launched into the construction season in our northern regions. We are particularly pleased with our second quarter performance given the broader uncertainty driven by evolving trade policies and tariffs, which were introduced at a macro level toward the start of the quarter. Specifically, our Construction Equipment segment’s exposure to federal and state DOT infrastructure projects and the aggregate and mining industries continues to help provide our business with reliable demand in this environment as we realize share gains in a generally stable demand backdrop for heavy earthmoving machines. In our Material Handling business, while revenues were up slightly on a sequential basis, market hesitancy related to tariffs and regional softness in the Midwest and Canada contributed to year-over-year declines in our product support and rental departments. That said, our equipment sales pipeline in our Material Handling segment remains stable relative to historical levels, and we expect will remain healthy for the balance of the year. Finally, while the majority of our business has been relatively insulated from the direct impact of tariffs, as a direct importer of equipment, our Ecoverse business (e.g. Master Distribution segment) experienced margin pressure year over year in the quarter due to tariffs imposed on European imports. Despite the margin pullback, we are encouraged by the increased demand for environmental processing equipment and remain optimistic that a more stable trade relationship between the United States and the European Union going forward will support a return to normalized margins.”

Mr. Greenawalt continued, “Regarding our financial performance, total revenues for the quarter were $481.2 million, a notable 13.8% sequential increase though slightly behind last year’s second quarter. Construction Equipment revenues rose to $300.7 million, an increase of $5.8 million year over year, with a $21.5 million increase in new and used equipment sales driving the majority of the increase from last year. Material Handling revenues declined to $160.7 million from $175.6 million last year, reflecting the previously mentioned regional and market challenges. While product support revenues were down slightly overall, our targeted initiatives to optimize operations yielded meaningful results in the quarter as we achieved improvements in service gross margin and realized a $12.2 million reduction in SG&A from a year ago. Lastly, we continue to review and right-size our rental fleet levels, to align market demand from our customers for rental equipment with the appropriate amount of supply to ultimately drive utilization and returns on invested capital. As part of this strategy, we reduced the original equipment cost of our rental fleet nearly $50 million from a year ago.”

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

In conclusion, Mr. Greenawalt said, “During the second quarter, we made significant progress on our updated capital allocation strategy, which was announced alongside our first quarter earnings report. During the quarter we repurchased 1,145,604 shares of our common stock for an average price $5.64 per share, totaling $6.5 million. We remained committed to executing on our $30 million buyback program when we observe a disparity between the Company’s stock price and our view on the intrinsic value of the business. In closing, we are proud of the progress we’ve made in optimizing the business and look forward to continuing to execute upon our strategy. Looking ahead, we are encouraged by the opportunities in front of us and remain confident in the strength and resiliency of our diverse business platform for the remainder of this year.”

Full Year 2025 Financial Guidance and Other Financial Notes:

•
The Company updates our guidance range and now expects to report Adjusted EBITDA between $171.5 million and $181.5 million for the 2025 fiscal year.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)

(amounts in millions unless otherwise noted)

	Three Months Ended June 30,		Increase (Decrease)		Six Months Ended June 30,		Increase (Decrease)
	2025	2024	2025 versus 2024		2025	2024	2025 versus 2024
Revenues:
New and used equipment sales	$265.6	$251.5	$14.1	5.6%	$487.3	$480.1	$7.2	1.5%
Parts sales	75.6	78.0	(2.4)	(3.1)%	147.6	150.9	(3.3)	(2.2)%
Service revenues	64.9	66.2	(1.3)	(2.0)%	131.0	130.2	0.8	0.6%
Rental revenues	46.3	53.7	(7.4)	(13.8)%	88.6	102.2	(13.6)	(13.3)%
Rental equipment sales	28.8	38.7	(9.9)	(25.6)%	49.7	66.3	(16.6)	(25.0)%
Total revenues	481.2	488.1	(6.9)	(1.4)%	904.2	929.7	(25.5)	(2.7)%
Cost of revenues:
New and used equipment sales	228.5	211.9	16.6	7.8%	416.6	404.3	12.3	3.0%
Parts sales	50.7	50.9	(0.2)	(0.4)%	98.3	99.2	(0.9)	(0.9)%
Service revenues	26.1	26.9	(0.8)	(3.0)%	52.5	53.9	(1.4)	(2.6)%
Rental revenues	5.2	6.2	(1.0)	(16.1)%	10.2	12.9	(2.7)	(20.9)%
Rental depreciation	27.0	30.8	(3.8)	(12.3)%	51.9	57.9	(6.0)	(10.4)%
Rental equipment sales	21.4	29.4	(8.0)	(27.2)%	37.4	48.9	(11.5)	(23.5)%
Total cost of revenues	358.9	356.1	2.8	0.8%	666.9	677.1	(10.2)	(1.5)%
Gross profit	122.3	132.0	(9.7)	(7.3)%	237.3	252.6	(15.3)	(6.1)%
Selling, general and administrative expenses	102.3	114.5	(12.2)	(10.7)%	209.0	229.1	(20.1)	(8.8)%
Non-rental depreciation and amortization	7.6	7.2	0.4	5.6%	15.1	14.1	1.0	7.1%
Total operating expenses	109.9	121.7	(11.8)	(9.7)%	224.1	243.2	(19.1)	(7.9)%
Income from operations	12.4	10.3	2.1	20.4%	13.2	9.4	3.8	40.4%
Other (expense) income:
Interest expense, floor plan payable – new equipment	(2.9)	(2.7)	(0.2)	7.4%	(6.1)	(5.5)	(0.6)	10.9%
Interest expense – other	(19.4)	(16.5)	(2.9)	17.6%	(38.1)	(29.8)	(8.3)	27.9%
Other income	0.8	1.0	(0.2)	(20.0)%	1.7	1.9	(0.2)	(10.5)%
Loss on extinguishment of debt	—	(6.7)	6.7	NM	—	(6.7)	6.7	NM
Gain on divestiture	4.3	—	4.3	NM	4.3	—	4.3	NM
Total other expense, net	(17.2)	(24.9)	7.7	(30.9)%	(38.2)	(40.1)	1.9	(4.7)%
Loss before taxes	(4.8)	(14.6)	9.8	NM	(25.0)	(30.7)	5.7	NM
Income tax provision (benefit)	1.3	(2.7)	4.0	NM	2.0	(6.9)	8.9	NM
Net loss	(6.1)	(11.9)	5.8	NM	(27.0)	(23.8)	(3.2)	NM
Preferred stock dividends	(0.7)	(0.7)	—	—	(1.5)	(1.5)	—	—
Net loss available to common stockholders	$(6.8)	$(12.6)	$5.8	NM	$(28.5)	$(25.3)	$(3.2)	NM
Adjusted EBITDA(1)	$48.5	$50.3	$(1.8)	(3.6)%	$82.1	$84.4	$(2.3)	(2.7)%
NM - calculated change not meaningful

(1) Adjusted EBITDA is a non-GAAP measure. Refer below to “Use of Non-GAAP Financial Measures” for a definition of Adjusted EBITDA and "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of our Adjusted EBITDA to net loss, the most comparable U.S. GAAP measure.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time today to discuss and answer questions about the Company’s financial results for the quarter ended June 30, 2025. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group Second Quarter 2025 Earnings Call and Webcast
Date:	Thursday, August 7, 2025
Time:	5:00 p.m. Eastern Time
Live call:	(833) 470-1428
International:	Global Dial-In Number: (404) 975-4839
Live call access code:	407288
Audio replay:	(866) 813-9403
Replay access code:	638487
Webcast:	https://events.q4inc.com/attendee/783909544

The audio replay will be archived through August 14, 2025.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in North America. Through our branch network, we sell, rent, and provide parts and service support for several categories of specialized equipment, including lift trucks and other material handling equipment, heavy and compact earthmoving equipment, crushing and screening equipment, environmental processing equipment, cranes and aerial work platforms, paving and asphalt equipment, other construction equipment and allied products. Alta has operated as an equipment dealership for 41 years and has developed a branch network that includes over 85 total locations across Michigan, Illinois, Indiana, Ohio, Pennsylvania, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada and Florida and the Canadian provinces of Ontario and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altg.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: supply chain disruptions, inflationary pressures resulting from supply chain disruptions; labor market dynamics that impact the price and availability of labor; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels, including taxes and tariffs which impact us or our key suppliers; adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; our key OEM's relative approaches to competitive pricing dynamics in the marketplace and how their approaches impact the competitiveness of the equipment we sell and our market share; fluctuations in interest rate levels and the relative tenor of those levels; the demand and market price for our equipment and product support; negative impacts on customer payment policies; collective bargaining agreements and our relationship with our union-represented employees; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on the New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet and other organic investments or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; and other risks and uncertainties identified in this presentation or indicated in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income, and Adjusted basic and diluted pre-tax net income (loss) per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenues, operating profit, debt, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense (not including floor plan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time, non-recurring or non-cash items, and items not necessarily indicative of our underlying operating performance. We exclude these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-cash, non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Management uses Adjusted total net debt and floor plan payables to reflect the Company's estimated financial obligations less cash and floor plan payables on new equipment ("FPNP"). The FPNP is used to finance the Company's new inventory, with its principal balance changing daily as equipment is purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the equipment that is then repaid when the equipment is sold, as the Company's floor plan credit agreements require repayment when such pieces of equipment are sold. The Company believes excluding the FPNP from the Company's total debt for this purpose provides management with supplemental information regarding the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. Adjusted total net debt and floor plan payables should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's Consolidated Balance Sheets in accordance with GAAP. Adjusted pre-tax net income (loss) is defined as net income (loss) adjusted to reflect certain one-time, non-cash or non-recurring items, and other items not necessarily indicative of our underlying operating performance. Adjusted basic and diluted pre-tax net income (loss) per share is defined as adjusted pre-tax net income (loss) divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted basic and diluted pre-tax net income (loss) per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time, non-cash or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted pre-tax net income (loss). Our presentation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted pre-tax basic and diluted net income (loss) per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted basic and diluted pre-tax net income (loss) per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:	Media:
Kevin Inda	Glenn Moore
SCR Partners, LLC	Alta Equipment Group Inc.
kevin@scr-ir.com	glenn.moore@altg.com
(225) 772-0254	(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except share and per share amounts)

	June 30, 2025	December 31, 2024
ASSETS
Cash	$13.2	$13.4
Accounts receivable, net of allowances of $11.9 and $10.7 as of June 30, 2025 and December 31, 2024, respectively	205.3	199.7
Inventories, net	484.5	535.9
Prepaid expenses and other current assets	36.1	25.5
Total current assets	739.1	774.5

NON-CURRENT ASSETS
Property and equipment, net	81.4	81.6
Rental fleet, net	355.1	358.8
Operating lease right-of-use assets, net	111.6	113.0
Goodwill	78.6	77.5
Other intangible assets, net	50.3	54.7
Other assets	19.9	20.3
TOTAL ASSETS	$1,436.0	$1,480.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Floor plan payable – new equipment	$260.9	$293.4
Floor plan payable – used and rental equipment	68.7	81.1
Current portion of long-term debt	11.3	10.5
Accounts payable	96.3	91.5
Customer deposits	13.1	14.8
Accrued expenses	48.4	51.2
Current operating lease liabilities	14.9	15.1
Current deferred revenue	12.6	13.0
Other current liabilities	4.8	6.6
Total current liabilities	531.0	577.2

NON-CURRENT LIABILITIES
Line of credit, net	216.2	179.8
Long-term debt, net of current portion	481.8	480.0
Finance lease obligations, net of current portion	34.6	35.5
Deferred revenue, net of current portion	5.1	4.3
Long-term operating lease liabilities, net of current portion	102.8	103.5
Deferred tax liabilities	10.1	10.8
Other liabilities	10.5	11.7
TOTAL LIABILITIES	1,392.1	1,402.8
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized, 1,200 shares issued and outstanding at both June 30, 2025 and December 31, 2024 (1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock)	—	—
Common stock, $0.0001 par value per share, 200,000,000 shares authorized; 32,046,258 and 32,762,135 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	246.0	243.5
Treasury stock at cost, 2,733,306 and 1,587,702 shares of common stock held at June 30, 2025 and December 31, 2024, respectively	(18.2)	(11.7)
Accumulated deficit	(181.6)	(149.3)
Accumulated other comprehensive loss	(2.3)	(4.9)
TOTAL STOCKHOLDERS’ EQUITY	43.9	77.6
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,436.0	$1,480.4

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
New and used equipment sales	$265.6	$251.5	$487.3	$480.1
Parts sales	75.6	78.0	147.6	150.9
Service revenues	64.9	66.2	131.0	130.2
Rental revenues	46.3	53.7	88.6	102.2
Rental equipment sales	28.8	38.7	49.7	66.3
Total revenues	481.2	488.1	904.2	929.7
Cost of revenues:
New and used equipment sales	228.5	211.9	416.6	404.3
Parts sales	50.7	50.9	98.3	99.2
Service revenues	26.1	26.9	52.5	53.9
Rental revenues	5.2	6.2	10.2	12.9
Rental depreciation	27.0	30.8	51.9	57.9
Rental equipment sales	21.4	29.4	37.4	48.9
Total cost of revenues	358.9	356.1	666.9	677.1
Gross profit	122.3	132.0	237.3	252.6
Selling, general and administrative expenses	102.3	114.5	209.0	229.1
Non-rental depreciation and amortization	7.6	7.2	15.1	14.1
Total operating expenses	109.9	121.7	224.1	243.2
Income from operations	12.4	10.3	13.2	9.4
Other (expense) income:
Interest expense, floor plan payable – new equipment	(2.9)	(2.7)	(6.1)	(5.5)
Interest expense – other	(19.4)	(16.5)	(38.1)	(29.8)
Other income	0.8	1.0	1.7	1.9
Loss on extinguishment of debt	—	(6.7)	—	(6.7)
Gain on divestiture	4.3	—	4.3	—
Total other expense, net	(17.2)	(24.9)	(38.2)	(40.1)
Loss before taxes	(4.8)	(14.6)	(25.0)	(30.7)
Income tax provision (benefit)	1.3	(2.7)	2.0	(6.9)
Net loss	(6.1)	(11.9)	(27.0)	(23.8)
Preferred stock dividends	(0.7)	(0.7)	(1.5)	(1.5)
Net loss available to common stockholders	$(6.8)	$(12.6)	$(28.5)	$(25.3)
Basic loss per share	$(0.21)	$(0.38)	$(0.87)	$(0.76)
Diluted loss per share	$(0.21)	$(0.38)	$(0.87)	$(0.76)
Basic weighted average common shares outstanding	33,002,869	33,239,620	32,903,008	33,174,158
Diluted weighted average common shares outstanding	33,002,869	33,239,620	32,903,008	33,174,158

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Six Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES
Net loss	$(27.0)	$(23.8)
Adjustments to reconcile net loss to net cash flows used in operating activities
Depreciation and amortization	67.0	72.0
Amortization of debt discount and debt issuance costs	2.3	1.1
Imputed interest	0.2	0.2
Gain on sale of property and equipment	(0.1)	—
Gain on sale of rental equipment	(12.3)	(17.4)
Provision for inventory obsolescence	3.2	0.5
Provision for losses on accounts receivable	2.5	3.5
Gain on divestiture	(4.3)	—
Loss on debt extinguishment	—	6.7
Change in fair value of derivative instruments	(0.1)	(0.2)
Stock-based compensation expense	2.0	2.6
Changes in deferred income taxes	(0.9)	(6.8)
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(6.8)	(6.5)
Inventories	(21.1)	(109.6)
Proceeds from sale of rental equipment - rent-to-sell	44.8	63.1
Prepaid expenses and other assets	(11.6)	—
Manufacturers floor plans payable	(41.0)	5.2
Accounts payable, accrued expenses, customer deposits, and other current liabilities	—	(14.5)
Leases, deferred revenue, net of current portion and other liabilities	(0.2)	(0.3)
Net cash used in operating activities	(3.4)	(24.2)
INVESTING ACTIVITIES
Expenditures for rental equipment	(23.7)	(30.6)
Expenditures for property and equipment	(3.9)	(7.2)
Proceeds from sale of property and equipment	0.3	1.9
Proceeds from sale of rental equipment - rent-to-rent	4.9	3.2
Acquisitions of businesses, net of cash acquired	(2.9)	—
Proceeds from divestiture, net	18.0	—
Other investing activities	(1.1)	(1.5)
Net cash used in investing activities	(8.4)	(34.2)
FINANCING ACTIVITIES
Expenditures for debt issuance costs	—	(1.8)
Extinguishment of long-term debt	—	(319.4)
Proceeds from long-term borrowings	193.5	849.3
Principal payments on long-term debt and finance lease obligations	(163.9)	(476.2)
Proceeds from non-manufacturer floor plan payable	46.9	79.5
Payments on non-manufacturer floor plan payable	(52.8)	(82.8)
Preferred stock dividends paid	(1.5)	(1.5)
Common stock dividends declared and paid	(3.9)	(3.9)
Repurchases of common stock	(6.5)	(2.0)
Other financing activities	(0.4)	(9.1)
Net cash provided by financing activities	11.4	32.1

Effect of exchange rate changes on cash	0.2	(0.2)
NET CHANGE IN CASH	(0.2)	(26.5)

Cash, Beginning of year	13.4	31.0
Cash, End of period	$13.2	$4.5
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet	$66.7	$83.0
Contingent and non-contingent consideration for business acquisitions	—	0.5
Supplemental disclosures of cash flow information
Cash paid for interest	$42.2	$32.5
Cash paid for income taxes	$3.6	$1.3

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(in millions, except share and per share amounts)

	June 30,	December 31,
Debt and Floor Plan Payables Analysis	2025	2024
Senior secured second lien notes	$500.0	$500.0
Line of credit	218.9	182.9
Floor plan payable – new equipment	260.9	293.4
Floor plan payable – used and rental equipment	68.7	81.1
Finance lease obligations	45.9	46.0
Total debt	$1,094.4	$1,103.4
Adjustments:
Floor plan payable – new equipment	(260.9)	(293.4)
Cash	(13.2)	(13.4)
Adjusted total net debt and floor plan payables(1)	$820.3	$796.6

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss available to common stockholders	$(6.8)	$(12.6)	$(28.5)	$(25.3)
Depreciation and amortization	34.6	38.0	67.0	72.0
Interest expense	22.3	19.2	44.2	35.3
Income tax provision (benefit)	1.3	(2.7)	2.0	(6.9)
EBITDA(1)	$51.4	$41.9	$84.7	$75.1
Transaction and consulting costs(2)	0.3	0.1	0.4	0.3
Loss on debt extinguishment(3)	—	6.7	—	6.7
Gain on divestiture(4)	(4.3)	—	(4.3)	—
Share-based incentives(5)	0.9	1.3	2.0	2.6
Other expenses(6)	2.4	2.3	3.9	3.7
Preferred stock dividend(7)	0.7	0.7	1.5	1.5
Showroom-ready equipment interest expense(8)	(2.9)	(2.7)	(6.1)	(5.5)
Adjusted EBITDA(1)	$48.5	$50.3	$82.1	$84.4

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss available to common stockholders	$(6.8)	$(12.6)	$(28.5)	$(25.3)
Transaction and consulting costs(2)	0.3	0.1	0.4	0.3
Loss on debt extinguishment(3)	—	6.7	—	6.7
Gain on divestiture(4)	(4.3)	—	(4.3)	—
Share-based incentives(5)	0.9	1.3	2.0	2.6
Other expenses(6)	2.4	2.3	3.9	3.7
Intangible amortization(9)	2.5	2.6	5.0	5.2
Income tax provision (benefit)(10)	1.3	(2.7)	2.0	(6.9)
Adjusted pre-tax net loss available to common stockholders(1)	$(3.7)	$(2.3)	$(19.5)	$(13.7)
Basic net loss per share	$(0.21)	$(0.38)	$(0.87)	$(0.76)
Diluted net loss per share	$(0.21)	$(0.38)	$(0.87)	$(0.76)
Adjusted basic pre-tax net loss per share(1)	$(0.11)	$(0.07)	$(0.59)	$(0.41)
Adjusted diluted pre-tax net loss per share(1)	$(0.11)	$(0.07)	$(0.59)	$(0.41)
Basic weighted average common shares outstanding	33,002,869	33,239,620	32,903,008	33,174,158
Diluted weighted average common shares outstanding	33,002,869	33,239,620	32,903,008	33,174,158

(1) Non-GAAP measure

(2) Non-recurring expenses related to corporate development and acquisition activities, including capital raise and debt refinancing activities, and associated legal and consulting costs

(3) One-time expense associated with the extinguishment of debt

(4) One-time income associated with the divestiture of certain aerial fleet rental assets

(5) Non-cash equity-based compensation expense

(6) Other non-recurring expenses inclusive of severance payments, greenfield startup, cost redundancies, extraordinary demurrage fees, and non-cash adjustments to earnout contingencies

(7) Expenses related to preferred stock dividend payments

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

(8) Interest expense associated with showroom-ready new equipment interest included in total interest expense above

(9) Incremental expense associated with the amortization of other intangible assets relating to acquisition accounting

(10) Expense (benefit) related to the income tax provision, including valuation allowance